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                                                                      EXHIBIT 23

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-05005, 333-01337, 33-64105, 33-53661, 33-53409,
33-52379, and 33-50985) and Forms S-8 (File Nos. 333-18169, 33-62309, 33-62303,
33-55511, 33-55509, 33-55272, 33-55270, 33-52253, 33-51114, 33-51082, 33-51052,
33-50151, 33-50147, 33-49783, 33-36571, and 333-33881) of our report dated
February 12, 1998 (except for NOTE 21, as to which the date is February 20,
1998) with respect to the consolidated financial statements included in this Annual Report (Form 10-K) of Columbia/HCA Healthcare Corporation for the year ended December 31, 1997.

                                                /s/ ERNST & YOUNG LLP

Nashville, Tennessee
March 25, 1998